Exhibit 99.1

Enovis Invests in Innovation with Binding Offer to Acquire eCential Robotics, a Leading Developer of Enabling Technologies and Surgical Robotics

●	Enhances Enovis’ enabling technology ecosystem to include robotic automation capabilities, empowering surgeons with a broader, integrated set of precision tools in the operating room.
●	Creates a robotics center of excellence in Grenoble, France, a talent rich medical technology hub.

Dallas, TX September 1, 2026 (GLOBE NEWSWIRE) – Enovis™ Corporation (NYSE: ENOV), an innovation-driven medical technology company, announced today that it has entered into a binding offer to acquire eCential Robotics, a leading developer of enabling technologies and surgical robotics. The acquisition expands the ASTRA™ enabling technology platform with robotic automation capabilities, creating a more comprehensive ecosystem designed to improve surgical precision, streamline workflows, and enhance patient outcomes.

Under the terms of the agreement, Enovis will acquire eCential Robotics for an upfront enterprise value of €155 million, which corresponds to cash consideration of approximately €176 million to be paid to eCential Robotics’ shareholders at closing, plus up to €35 million in contingent consideration payable upon the achievement of certain milestones. The transaction is expected to close by year-end 2026, subject to regulatory approvals.

Enovis plans to fund the proposed transaction through a combination of cash on its balance sheet and availability under its existing revolving credit facility. With regards to adjusted EBITDA margins, we expect approximately 150 basis points of deal related dilution to adjusted EBITDA margin in 2027, offset by approximately 50 basis points of underlying improvement, equating to a 100 basis point headwind in 2027. Enovis expects to return to year-over-year margin improvement in 2028. Free cash flow conversion is expected to increase to 50% in 2027, to over $100 million, and further improve in 2028 and 2029.

Founded on more than 15 years of innovation in computer-assisted surgery and orthopedic robotics, eCential Robotics has developed a modular platform designed to advance the next generation of robotic-assisted surgery. The company’s expertise in robotics engineering, software development, and surgical automation enhances Enovis’ existing technology portfolio while adding capabilities that meaningfully accelerate Enovis’ robotic innovation roadmap.

“This acquisition is a significant milestone and reflects our disciplined approach to bringing externally developed innovation into Enovis. The eCential Robotics team brings exceptional engineering talent, intellectual property and a proven track record of bringing innovative robotic solutions to market. Their expertise will serve as the bedrock of our robotics strategy and enable Enovis to win in surgical enabling technology,” said Damien McDonald, Chief Executive Officer of Enovis. “eCential Robotics’ robotics platform is a natural complement to our ARVIS® Augmented Reality System and will give surgeons a broader set of robotic solutions, aiming to improve precision, streamline workflows in the operating room and deliver better outcomes for patients.”

Clément Vidal, Chief Executive Officer of eCential Robotics, added, “Our strategy at eCential Robotics has always been to offer surgeons easy-to-use, cutting-edge technology to improve surgical workflows, and ultimately, enable better patient outcomes. As part of Enovis, we will be able to grow through a shared mission to support surgeons with greater operating room efficiency, and help patients live more full, active lives. I am truly excited about the opportunities we will unlock together.”

Stéphane Lavallée, Founder and Chair of eCential Robotics, added, “I could not be more excited about the next chapter for eCential Robotics. Enovis brings focus, speed, and a real commitment to the future of eCential Robotics. Together, the combined companies will continue to support existing partnerships and build a center of excellence for robotics in Grenoble focused on advancing the shared innovation roadmap.”

Latham & Watkins LLP is serving as legal counsel to Enovis in connection with the transaction.

Investor Conference Call

Enovis will conduct a conference call and webcast with investors to discuss the transaction today, September 1, 2026, at 8:30 AM ET. Investors can access the webcast via a link on the Enovis website, www.enovis.com. For those planning to participate on the call, please dial 1-833-461-5787 (U.S. callers) or 1-585-542-9983 (International callers) and use meeting ID 496462433. A link to a replay of the call will also be available on the Enovis website later in the day.

Transaction Timing

Following completion of the information and consultation process with eCential Robotics’ works council in accordance with French law, the parties expect to enter into a definitive acquisition agreement. Enovis expects the transaction to close by year-end 2026, subject to regulatory approvals.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ planned acquisition of eCential Robotics and the expected timeline for completing the acquisition, the growth potential of eCential Robotics’ surgical robotics platform combined with the Company’s ARVIS® Augmented Reality System, planned funding for the acquisition, the financial and operational impact of the acquisition, including the anticipated impact on Adjusted EBITDA margins, plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, (i) risks related to the satisfaction of the conditions to closing the proposed transaction, including the receipt of necessary regulatory approvals; (ii) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (iii) the risk that the businesses will not be integrated successfully; (iv) risks relating to changing demand for Enovis’ products; (v) risks related to the future development, regulatory clearance, commercialization and market adoption of eCential Robotics’ robotic surgical solutions; (vi) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; (vii) risks related to the proposed transaction diverting management’s attention from Enovis’ ongoing business operations; (viii) negative effects of this announcement or the consummation of the proposed transaction on the market price of Enovis’ common stock and/or Enovis’ operating results; and (ix) and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures include Adjusted EBITDA margin and free cash flow conversion. Adjusted EBITDA margin is derived from Adjusted net income and Adjusted EBITDA.

Adjusted net income excludes net income attributable to noncontrolling interest from continuing operations, net of taxes; the effect of Loss from discontinued operations, net of taxes; restructuring charges; Medical Device Regulation (“MDR”) fees and other costs; strategic transaction costs; stock-based compensation; acquisition-related intangible asset amortization; strategic purchase of economic interest on future royalty payments; and property plant and equipment step-up depreciation; goodwill impairment charges; non-cash Other (income) expense, net; and include the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments.

Adjusted EBITDA represents Adjusted net income excluding all Other (income) expense, net; interest, taxes, and depreciation and other amortization. Enovis presents Adjusted EBITDA margin, which is subject to the same adjustments as Adjusted EBITDA.

Free cash flow represents cash flow from operating activities less purchases of property, plant and equipment net of proceeds from sale of certain properties. Free cash flow conversion represents free cash flow divided by adjusted net income.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Enovis does not provide reconciliations of adjusted EBITDA margin on a forward-looking basis to the closest GAAP financial measure, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

About Enovis

Enovis™ (NYSE: ENOV) is a global medical technology innovator dedicated to improving lives by developing clinically differentiated solutions that enhance patient outcomes and restore motion for life. We partner with the brightest minds in health to advance care that is smarter, personalized, and more effective, while improving operational efficiency for surgeons and clinicians around the world. Enovis solutions impact the well-being of millions of patients wherever they are on their pathway to health. Discover more about Enovis at www.enovis.com and follow us on Facebook, Instagram, LinkedIn and X.

Investor Contact

Kyle Rose, Vice President, Investor Relations

Kyle.Rose@enovis.com

Media Contact

Rachel Colloff, Sr. Director, Corporate Communications

Rachel.Colloff@enovis.com